Exhibit 10.42

DEPARTMENT OF THE TREASURY WASHINGTON, D.C. 20220

October 27, 2010

General Motors Company

767 Fifth Avenue, 14th Floor

New York, NY 10153

Facsimile: 212-418-3630

Dear Mr. Daniel Ammann:

This letter (the “Letter Agreement”) sets forth our agreement with General Motors Company (the “Company”) with respect to the proposal made by the company to repurchase its Series A Fixed Rate Cumulative Perpetual Preferred Stock, $0.01 par value (the “Series A Preferred Stock”), dated September 21, 2010, as amended on October 1, 2010 (the “Repurchase Offer”), to holders of the Series A Preferred Stock including The United Stares Department of the Treasury (“Treasury”).

1. Treasury agrees to sell all (but not part) of the shares of Series A Preferred Stock it holds to the Company on the terms and conditions set forth in the Repurchase Offer.

2. This Letter Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law provisions thereof.

3. This Letter Agreement shall expire sixty (60) days from the date hereof (the “Expiration Date”), provided however that Treasury may, at its sole discretion, agree to extend the expiration of this Letter Agreement upon written notice to the Company sent prior to the Expiration Date.

4. This Letter Agreement may be signed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Sincerely, THE UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ Timothy G. Massad

Name:	Timothy G. Massad
Title:	Acting Assistant Secretary for Financial Stability

Accepted and Agreed:

General Motors Company

By:	/s/ Daniel Ammann

Name:	Daniel Ammann
Title:	Vice President Finance and Treasurer

[SIGNATURE PAGE TO PREFERRED STOCK REPURCHASE LETTER AGREEMENT]

Daniel Ammann

Vice President Finance & Treasurer

October 1, 2010

The United States Department of Treasury

Office of Financial Stability

Attn: Mr. David Miller

Chief Investment Officer

1500 Pennsylvania Avenue

Washington, D.C. 20220

Ladies and Gentlemen:

General Motors Company (“GM” or “we”) is modifying its letter to you dated September 21, 2010 (the “September 21 Letter”), a copy of which is attached, in which we offered to purchase up to 200 million shares of our Series A Stock. We now offer to purchase Series A Preferred at a price per share of $25.50, which is equal to 102% of the Liquidation Amount. (All capitalized terms not defined in this letter are used as defined in the September 21 Letter.)

Our offer set forth in the September 21 Letter as modified by this letter will be withdrawn if we do not receive your written response by mail or electronic transmission (including e-mail) prior to 5:00 p.m., Eastern Daylight Time, on October 4, 2010.

The terms and conditions set forth in the September 21 Letter are otherwise unchanged.

[End of page]

General Motors Building, 767 Fifth Avenue, 14th Floor, New York, New York 10153

October 1, 2010

The September 21 Letter provides information about where to send your response.

Very truly yours,

GENERAL MOTORS COMPANY

By:	/s/ Daniel Ammann
Daniel Ammann
Vice President Finance and Treasurer

Enclosure

We are willing to sell up to              shares of Series A Preferred to you on the terms set forth in this letter.

United States Department of Treasury

By:
Date:	Signature

Daniel Ammann

Vice President Finance & Treasurer

September 21, 2010

The United States Department of Treasury

Office of Financial Stability

Attn: Mr. Herbert M. Allison, Jr.

Assistant Secretary for Financial Stability and Counselor to the Secretary

1500 Pennsylvania Avenue

Washington, D.C. 20220

Ladies and Gentlemen:

General Motors Company (“GM” or the “Company”) is offering to purchase its Series A Fixed Rate Cumulative Perpetual Preferred Stock, $0.01 par value (the “Series A Preferred”), at a price per share of $25, which is equal to the Liquidation Amount, from all of the record owners of Series A Preferred (the “Series A Holders”). (All capitalized terms not defined in this letter are used as defined in the Certificate of Designation of the Series A Preferred.)

This offer is conditioned on (1) the closing of a revolving credit facility available to the Company or its subsidiaries in an aggregate principal amount of not less than $5 billion and (2) the closing of an initial public offering of the Company’s Common Stock, $0.01 par value. We intend to consummate our purchase of the Series A Preferred on the first Dividend Payment Date that occurs after both conditions have been satisfied.

At the closing of the purchase of the Series A Preferred (the “Closing”), you will receive cash equal to: (1) the purchase price for the Series A Preferred we purchase from you and (2) the Dividend payable on such shares in respect of the Dividend Period that ends on the day before the Closing.

[End of page]

General Motors Building, 767 Fifth Avenue, 14th Floor, New York, New York 10153

September 21, 2010

We intend to purchase a total of 200 million shares of Series A Preferred. If you wish to accept this offer, please indicate below how many shares of Series A Preferred you are willing to sell (your “Proffered Shares”). If the aggregate number of shares of Proffered Shares from all Series A Holders is 200 million or less, we will purchase all Proffered Shares; if the total number of Proffered Shares is more than 200 million shares, we will purchase, on a pro rata basis, 200 million shares of Series A Preferred based on the number of Proffered Shares from each Series A Holder (which may exceed 200 million in the case of the UAW Retiree Medical Benefits Trust).

Our offer will be withdrawn if we do not receive your written response by mail or electronic transmission (including e-mail) prior to 5:00 p.m., Eastern Daylight Time, on October 1, 2010.

Please send your response to:

Mr. Daniel Ammann

Vice President Finance and Treasurer, General Motors

767 Fifth Avenue

14th Floor

New York, NY 10153

daniel.ammann@gm.com

Phone: 212-418-3500

Facsimile: 212-418-3630

We will inform you about the number of shares of Series A Preferred that we will purchase from you and the timing of the Closing subsequently.

Very truly yours,

GENERAL MOTORS COMPANY

By:	/s/ Daniel Ammann
Daniel Ammann
Vice President Finance and Treasurer

We are willing to sell up to              shares of Series A Preferred to you on the terms set forth in this letter.

United States Department of the Treasury

By:
Date:	Signature